                                                                  EXHIBIT 10(f)

LIBERTY NATIONAL BANK AND TRUST  COMPANY

EXCESS BENEFIT PLAN



PURPOSE

        The purpose of the Excess Benefit Plan of Liberty National Bank and Trust Company is to provide specified retirement benefits to select members of management and highly-compensated employees to replace those benefits under the Company's Qualified Plan lost by reason of the limitations on benefits and contributions imposed by Section 415 of the Code.

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                              EXCESS BENEFIT PLAN



                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----
ARTICLE I    TITLE AND EFFECTIVE DATE                                        1

ARTICLE II   DEFINITIONS AND CONSTRUCTION OF
             THE PLAN DOCUMENT                                               2

ARTICLE III   ELIGIBILITY AND MEMBERSHIP                                     4

ARTICLE IV   BENEFITS                                                        5

ARTICLE V    CONDITIONS PRECEDENT TO BENEFITS                                6

ARTICLE VI   BENEFICIARY                                                     7

ARTICLE VII  NATURE OF COMPANY'S OBLIGATION                                  8

ARTICLE VIII  PARTICIPANT RIGHT TO ASSETS                                    9

ARTICLE IX   EMPLOYMENT RIGHTS                                              10

ARTICLE X    TERMINATION, AMENDMENT, MODIFICATION,
             OR SUPPLEMENTATION OF PLAN                                     11

ARTICLE XI   RESTRICTIONS ON ALIENATION OF BENEFITS                         12

ARTICLE XII  ADMINISTRATION OF THE PLAN                                     13

ARTICLE XIII  CLAIMS PROCEDURE                                              15

ARTICLE XIV  MISCELLANEOUS                                                  16

                                   ARTICLE I

                            TITLE AND EFFECTIVE DATE
                            ------------------------


   1.01 TITLE. This Plan shall be known as the Liberty National Bank and Trust Company Excess Benefit Plan (hereinafter referred to as the "Plan").

   1.02  EFFECTIVE DATE.  The effective date of this Plan should be January 1,
     1984.

                                   ARTICLE II

               DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT
               -------------------------------------------------


   For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the indicated meanings:

   2.01 BENEFICIARY. "Beneficiary" shall mean the person or persons or the estate of an Executive entitled to receive any benefits under this Plan.

   2.02 BOARD. "Board" shall mean the Board of Directors of Liberty National Bank and Trust Company.

   2.03 Claims Administrator. "Claims Administrator," for purposes of the claims procedure of this Plan, shall mean the Company acting through one of its duly authorized officers who is a member of the Committee.

   2.04 COMMITTEE. "Committee" shall mean the Executive Committee of Liberty national Bank and Trust Company, which Committee shall manage and administer the Plan.

   2.05 COMPANY. "Company" shall mean Liberty National Bank and Trust Company, any division, any subsidiary or affiliate or any successor company.

   2.06 EXECUTIVE. "Executive" shall mean any person who is in the regular full-time employment of the Company or one of its subsidiaries, as determined by the personnel rules and practices of the Company or the subsidiary, and is a member of the Company's Qualified Plan.

   2.07 LIFE ANNUITY. "Life Annuity" shall mean the normal form of payment under the Company's Qualified Plan of a life annuity with ten years guaranteed payments.

   2.08 PARTICIPANT. "Participant" means an Executive who is eligible to participate in accordance with Article III of the Plan, and whose benefits have not been distributed.

   2.09 PLAN. "Plan" shall mean the Liberty National Bank and Trust Company Excess Benefit Plan, as set forth herein or in any amendment hereto.

   2.10 PLAN ACCEPTANCE. "Plan Acceptance" shall mean the form of written acceptance, attached as Exhibit 1, which is executed by an Employee selected to become a member as a condition to membership in the Plan and witnessed by the Secretary of the Committee.

   2.11 QUALIFIED PLAN. "Qualified Plan" shall mean The Liberty Retirement Plan, as amended from time to time.

   2.12 Wherever the context so requires, masculine pronouns shall include the feminine and singular words shall include the plural.

   2.13 Titles and Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

                                  ARTICLE III

                                  ELIGIBILITY
                                  -----------


        3.01 Eligibility for participation in the Plan shall be determined by the Committee, in its sole discretion, on an individual basis, but no Participant shall be selected for participation in the Plan unless he qualifies as a member of a select group of management or a highly-compensated employee of the Company.

        3.02 A Participant, after having been selected for participation by the Committee, shall, as a condition to participation, complete and return to the Committee a duly executed Plan Acceptance.

                                   ARTICLE IV

                                    BENEFITS
                                    --------


        4.01 The amount of the benefit payable under the Plan shall be calculated as follows: (1) calculate the benefit which would be payable to or on behalf of a Participant under the Qualified Plan if Section 13 of the Qualified Plan providing for the limitation of annual benefits in accordance with Section 415 of the Internal Revenue Code of 1954, as amended, were inapplicable, assuming amounts deferred under the Compensation Deferral Plan, as amended from time to time, by a Participant were included in Average Monthly Earnings, as defined in the Qualified Plan, for purposes of calculating the benefit under the Qualified Plan, (2) subtract from this amount the benefit actually payable to or on behalf of a participant under the Qualified Plan, assuming the benefit were paid as a Life Annuity. The amount of the benefit under (1) and (2) above shall be computed using the same form of payment. The remaining amount is the benefit payable under this Plan.

        4.02 The benefit payable to or on behalf of a participant as determined under Section 4.01 shall be paid in any form permitted, as determined by the Committee, in its sole discretion, under Article IV of the Qualified Plan, as amended from time to time, based upon the actuarial factors as determined by the Committee, in its sole discretion.

        4.03 Benefits due under the Plan shall be paid at such other time or times as the Committee, in its sold discretion, may determine.

        4.04 Benefits under this Plan shall be determined as of the same date as benefits are determined under the Qualified Plan.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO BENEFITS
                        --------------------------------


        5.01 A Participant's right to receive a benefit under this Plan shall exist only if the Participant is entitled to receive a benefit under the Company's Qualified Plan.

                                   ARTICLE VI

                                  BENEFICIARY
                                  -----------


        6.01 A Participant shall designate his Beneficiary to receive benefits under the Plan by completing the appropriate space in the Plan Acceptance. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a change of Beneficiary in the form attached as Exhibit 2 hereof. However, no change of beneficiary shall be effective until acknowledged in writing by the Company.

        6.02 If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

        6.03 Any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

        6.04 In making any payments to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole and absolute discretion may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Committee nor the company shall have any responsibility to see to the proper application of any payments so made.

                                  ARTICLE VII

                         NATURE OF COMPANY'S OBLIGATION
                         ------------------------------


        7.01 The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

        7.02 Any assets which the Company may acquire to help cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give any beneficial ownership interest in any asset of the Company to a participant of his Beneficiary. All rights of ownership in any assets are and remain in the Company.

        7.03 The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as them may be amended from time to time, and each Plan Acceptance entered into between the Company and Executive.

                                  ARTICLE VIII


                          PARTICIPANT RIGHT TO ASSETS
                          ---------------------------


        8.01 The rights of a Participant, any Beneficiary or the Participant or any other person claiming through Participant under this Plan, shall be solely those of an unsecured general creditor of the Company. A Participant, the Beneficiary of the Participant, or any other person claiming through the Participant, shall have the right to receive those payments specified under this Plan only from the Company. These parties have no right to look to any specific or special property separate from the Company to satisfy a claim for benefit payments.

        8.02 A Participant agrees that he, his Beneficiary, or any other person claiming through him shall have no right, claim, security interest, or any beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan.

        8.03 Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan, shall not be deemed to be held under any trust for the benefit of the participant or his Beneficiary. Nor shall any such general asset be considered security for the performance of the obligations of the Company. Any such asset shall remain a general, unpledged, and unrestricted asset of the Company.

        8.04 A Participant also understands and agrees that his participation in the acquisition of any general asset for the Company shall not constitute a representation to the Participant, his Beneficiary, or any person claiming through him that any of them has a special or beneficial interest in any general asset.

                                   ARTICLE IX

                               EMPLOYMENT RIGHTS
                               -----------------


        9.01 Neither the Plan nor the Plan Acceptance, either singly or collectively, obligate the Company or any subsidiary of the Company in any way to continue the employment of a Participant with the Company or prohibit the Company from termination a Participant's employment. Nor does this Plan or the Plan Acceptance prohibit or restrict the right of a Participant to terminate employment with the Company.

                                   ARTICLE X

        TERMINATION, AMENDMENT, MODIFICATION OR SUPPLEMENTATION OF PLAN
        ---------------------------------------------------------------


        10.01 The Company's Board retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments. However, no Company action under this right shall reduce the benefits of any Participant or his Beneficiary who is already receiving benefits under this Plan.

                                   ARTICLE XI

                     RESTRICTIONS ON ALIENATION OF BENEFITS
                     --------------------------------------


        11.01 No right or benefit under the Plan or a Plan Acceptance shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Executive or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit under this Plan, then such right or benefit, in the discretion of the Committee, shall cease. In these circumstances, the Committee may hold or apply the benefit or any part there of it for the benefit of the Executive or Beneficiary, the Executive's spouse, children or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

                                  ARTICLE XII

                           ADMINISTRATION OF THE PLAN
                           --------------------------


        12.01 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board of Directors of the Company. Any such member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors of the Company.

        12.02 The Board of directors of the Company may designate one of the members of the Committee as Chairman and may appoint a Secretary who need not be a member of the Committee and may be a member of the Plan. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf or the Committee.

        12.03 All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all members at the time in office if they act without a meeting.

        12.04 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the company and all persons having or claiming to have any right of interest in or under the Plan.

        12.05 The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

        12.06 No member of the committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgement, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right f indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law or otherwise.

        12.07 In addition to the power hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Employees and their Beneficiaries and to authorize all disbursements for such purposes.

        12.08 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Members, their retirement, death or other termination of employment, and such other pertinent facts as the Committee may require.

                                  ARTICLE XIII

                                CLAIMS PROCEDURE
                                ----------------


        13.01 Benefits shall be paid in accordance with the provisions of this agreement. The Executive, or a designated recipient or any other person claiming through the Executive shall make a written request for benefits under this agreement. this written claim shall be mailed or delivered to the Claims Administrator. such claim shall be reviewed by the Claims Administrator.

        13.02 If the claim is denied, in full or in part, the claims Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

        13.03 If the claim is denied and a review is desired, the Executive (or beneficiary) shall notify the Claims Administrator in writing within sixty
(60) days [a claim shall be deemed denied if the Claims Administrator does not take any action within the aforesaid ninety (90) day period] after receipt of the written notice of denial. In requesting a review, the Executive or his beneficiary may request a review of the Plan Document or other pertinent documents with regard to the employee benefit plan created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

        13.04 The decision on the review of the denial claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------


        14.01 Any notice which shall be or may be given under the Plan or a Plan Acceptance shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at 416 West Jefferson Street, Louisville, KY 40202, marked for the attention of the Liberty National Bank and Trust Company Excess Benefit Plan; or, if notice to an Executive, addressed to the address shown on such Executive's Plan Acceptance.

        14.02 Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

        14.03 The Plan shall be binding upon the company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, his Beneficiary, assigns, heirs, executors and administrators.

        14.04 This Plan shall be governed by the laws of the Commonwealth of Kentucky.

                    LIBERTY NATIONAL BANK AND TRUST COMPANY
                              EXCESS BENEFIT PLAN

                                PLAN ACCEPTANCE


        I acknowledge that, as an Executive of the Company, I have been offered an opportunity to participate in the Excess Benefit Plan (the "Plan") described in the attached documents, and that I have elected to participate in the Plan.

        I further acknowledge that neither the Company nor any of its subsidiaries, affiliated companies, employees or agents has any responsibility whatsoever for any changes which I may make in other personal plans or programs as a result of my decision regarding the Plan and they are fully released to such extent.

I hereby designate as my Primary Beneficiary under the Plan:





and I hereby designate as my Secondary Beneficiary under the Plan:





I understand that Beneficiary means the Primary Beneficiary if the Primary Beneficiary survives me by at least 30 days, and means the Secondary Beneficiary if Primary Beneficiary does not survive me by at least 30 days, and means my estate if neither Primary Beneficiary nor Secondary Beneficiary survives me by at least 30 days. I have the right to change my designation of Primary Beneficiary and/or Secondary Beneficiary from time to time in the manner as required by the Company, and I agree that no change in Beneficiary shall be effective until acknowledged in writing by the Company.

Notices to me (Executive) shall be sent as follows:

   Name:

   Street Address or
   Post Office Box No.

   City and State         Zip Code:

 IN WITNESS WHEREOF, the Company and I have executed this acceptance as of the ______ day of ____________, 19___.

                                   EXECUTIVE:


                                   (Signature)



                                   (Type or Print Name under Signature)



WITNESS:

LIBERTY NATIONAL BANK AND TRUST COMPANY



By:
     Secretary of the Executive Committee

                         CHANGE OF BENEFICIARY FORM FOR

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                              EXCESS BENEFIT PLAN


        As a Member of the Excess Benefit Plan (the "Plan") of the Company, I hereby designate as Primary Beneficiary and Secondary Beneficiary under the Plan and my Plan Acceptance the following:

Primary Beneficiary:

Secondary Beneficiary:

        All previous beneficiary designations made by me in my Plan Acceptance are revoked and any benefits due to be paid by the Company shall be paid to the above designated beneficiary (ies) in accordance with the terms of the Plan and my Plan Acceptance as though the above designated beneficiary (ies) have been originally named in my Plan Acceptance.

        I acknowledge that this beneficiary designation will not be effective until acknowledged in writing by the Company in the space provided below.

                                EXECUTIVE:



                                Signature




Beneficiary Designation
herein acknowledged and
approved this ________
day of ______________,
19___.


LIBERTY NATIONAL BANK AND TRUST COMPANY

By:
      Officer

                    APPLICATION FOR CLAIM FOR PLAN BENEFITS

        The undersigned hereby makes application for payment of benefits for _______________, an Executive under the Plan. the Executive terminated employment as a result of

                                Retirement
                                Total Disability
                                Death

        Subject to approval of the committee, the claimant requests distribution of the Executive's benefit in the following manner:


                                                                               .

        I understand that the Committee has the sole right and authority to authorize a distribution in a manner other than that designated in the Company's Qualified Plan.


                                            *Claimant

*In the event the Executive is deceased, the Claimant shall be the Executive's beneficiary, and in all other cases, the Claimant is the Executive.

                           NOTICE OF ACTION ON CLAIM
                           -------------------------

        The Committee received the above application on     , 19, for payment
of benefits on behalf of the Executive. The following number(s) which are checked explain the disposition of the application.

        1. The Committee approved the following method of distribution of the Executive's Benefit:

        2. The claim has been denied in full or in part for the following reason(s):

        3. Additional material or information necessary for the Claimant to perfect the claim and the reason why such material or information is necessary is as follows:

                                                                               .

                             CLAIM REVIEW PROCEDURE
                             ----------------------
                                  (Continued)


        The Claimant has a reasonable opportunity to appeal a denial of a claim to the Committee for a full and fair review. A Claimant or his duly authorized representative:

        (1) May request a review upon written application to the Plan;

        (2) May review pertinent documents;

        (3) May submit issues and comments in writing.

        The request for a review of a denied claim must be submitted to the Committee within 90 days after receipt by the Claimant of written notification of denial of a claim.


                               DECISION ON REVIEW
                               ------------------

        (a) A decision by the committee shall be made promptly and not later than 60 days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than 120 days after receipt of a request for review.

        (b) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant and specific references to the pertinent Plan provisions on which the decision is based.